UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2 Miesian Plaza 50-58 Baggot Street Lower Dublin 2 Republic of Ireland (Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 609 6000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2018, Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan (“Takeda”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing that the boards of directors of Takeda and Shire plc (“Shire”), had agreed on the terms of a recommended offer pursuant to which Takeda will acquire the entire issued and to be issued ordinary share capital of Shire (the “Acquisition”), by means of a court-sanctioned scheme of arrangement (the “Scheme”) between Shire and Shire shareholders under the Companies (Jersey) Law of 1991, as amended (the “Jersey Companies Law”). In connection with the Acquisition, Shire and Takeda entered into a Co-Operation Agreement dated as of May 8, 2018 (the “Co-Operation Agreement”).

Co-Operation Agreement

On May 8, 2018, Shire and Takeda entered into the Co-Operation Agreement in connection with the proposed Acquisition. Pursuant to the Co-Operation Agreement, Shire has agreed to provide Takeda with such information and assistance as Takeda may reasonably require for the purposes of obtaining all regulatory clearances and making any submission, filing or notification to any regulatory authority, and Takeda has given certain undertakings to implement the Acquisition. Each of Takeda and Shire have the right to terminate the Co-Operation Agreement if the Scheme is withdrawn or lapses. Takeda has the right to terminate the Co-Operation Agreement if the Shire board of directors withdraws its recommendation of the Scheme or if certain deadlines are not met, including the Scheme not being consummated by no later than May 8, 2019. The Co-Operation Agreement also, among other things, contains certain arrangements relating to Shire’s share incentive plans and provides for the payment of termination fees to Shire in certain circumstances in which the Acquisition is not consummated.

The foregoing summary of the Acquisition and the Co-Operation Agreement contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Co-Operation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Ornskov, Shire’s Chief Executive Officer, and Mr. Dittrich, Shire’s Chief Financial Officer, are each eligible to receive a contract termination payment in an amount equal to the sum of two times his base salary payable for the 2018 financial year and two times his target bonus for the 2018 financial year, payable, subject to the completion of the Acquisition, on the earlier of (i) the date that is six months from the effective date of the Scheme and (ii) June 30, 2019 (the “Relevant Date”), provided he remains employed with Shire until the Relevant Date or in the event he incurs a qualifying termination of employment prior to such date. In the event Dr. Ornskov’s or Mr. Dittrich’s executive employment agreement is terminated prior to the Relevant Date, then the contract termination payment amount will be reduced by the amount paid to the executive under his executive employment agreement. Shire will also cover the reasonable costs of Dr. Ornskov’s health and dental benefits for twelve months from the date of such termination and will cover the reasonable costs associated with his repatriation up to a maximum cost of $500,000 should he work in Switzerland as a result of visa considerations.

Item 7.01. Regulation FD Disclosure.

Rule 2.7 Announcement

On May 8, 2018, Takeda issued the Rule 2.7 Announcement disclosing that the boards of directors of Takeda and Shire had agreed on the terms of the proposed Acquisition. Under the terms of the Acquisition, Shire shareholders will be entitled to receive $30.33 in cash and either 0.839 new ordinary shares of Takeda (the “New Takeda Shares”) or 1.678 Takeda American Depositary Shares (the “Takeda ADSs”), by means of the Scheme. As a result of the Acquisition, Shire will become a wholly owned subsidiary of Takeda. At completion of the Acquisition, New Takeda Shares will be listed on the Tokyo Stock Exchange and certain local Japanese stock exchanges. In addition, the Takeda ADSs will be listed on the New York Stock Exchange effective upon or shortly following the completion of the Acquisition.

The Acquisition will be conditioned upon, among other things, the approval of the Scheme by the Shire shareholders, the passing of the necessary shareholder resolutions by the Takeda shareholders, the sanction of the Scheme by a Jersey court and the receipt of certain regulatory approvals. The conditions to the Acquisition are set out in full in Appendix I to the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Acquisition will be completed in the first half of 2019.

Takeda reserves the right in certain circumstances set forth in the Co-Operation Agreement and, subject to the prior consent of the U.K. Panel on Takeovers and Mergers, to elect to implement the acquisition of shares of Shire by way of a takeover offer (as such term is defined in the Jersey Companies Law).

The foregoing summary of the Rule 2.7 Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Rule 2.7 Announcement includes last three months non GAAP EBITDA and last twelve months non GAAP EBITDA, which are non-GAAP financial measures.

An explanation and reconciliation of last three months non GAAP EBITDA and last twelve months non GAAP EBITDA to their most directly comparable measures under US GAAP (being last three months US GAAP Net Income and last twelve months US GAAP Net Income, respectively) is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, Exhibit 99.1 contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Although Shire, as a foreign private issuer, is not subject to Regulation FD, Shire has elected to furnish voluntarily the information herein under Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

2.1	Co-Operation Agreement, dated as of May 8, 2018, between Takeda and Shire

99.1*	Rule 2.7 Announcement, dated May 8, 2018

99.2*	Non-GAAP Financial Measures

* Furnished herewith

EXHIBIT INDEX

Exhibit No.	Description

2.1	Co-Operation Agreement, dated as of May 8, 2018, between Takeda and Shire

99.1*	Rule 2.7 Announcement, dated May 8, 2018

99.2*	Non-GAAP Financial Measures

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan

	Name:	Bill Mordan
	Title:	Company Secretary

Date: May 9, 2018